UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2019 (September 5, 2019)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On September 6, 2019, CapStar Financial Holdings, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) authorized the Expanded Share Repurchase Program (defined below) and authorized the Company to repurchase shares of the Company’s issued and outstanding shares of common stock, par value $1.00 per share (“Common Stock”), through Privately-Negotiated Transactions (defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

The information disclosed under Item 8.01 of this Report is incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.

On December 21, 2018, the Board approved the Company’s share repurchase program (the “Original Share Repurchase Program”) which authorized the Company to repurchase up to $8 million of shares of Common Stock. The Company has repurchased approximately $5.8 million shares of Common Stock pursuant to the Original Share Repurchase Program. On September 5, 2019, the Board approved an expansion of the Original Share Repurchase Program (the “Expanded Share Repurchase Program”). Under the Expanded Share Purchase Program, the amount of Common Stock the Company is authorized to repurchase has been increased from approximately $2.2 million, the amount remaining in the Original Share Repurchase Program, to $11 million.

Shares of Common Stock may be purchased from time to time in the open market, through privately negotiated transactions or otherwise, with repurchases being funded from a combination of cash on hand and cash generated from operations. The Repurchase Program will terminate on the date on which the maximum authorized dollar amount of shares of Common Stock has been repurchased. The Repurchase Program will continue to be conducted pursuant to a written plan and is intended to comply with Rule 10b-18 and Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Repurchase Program may be extended, modified, amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase any shares of its Common Stock.

On September 5, 2019, the Board also authorized the Company to repurchase shares of Common Stock in privately-negotiated transactions with directors, officers and shareholders of the Company.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued on September 6, 2019 by CapStar Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and Chief Administrative Officer

Date: September 6, 2019